SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934.

November 2, 2015

Date of Report

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3700, Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Election of Director

Effective October 30, 2015, the Board of Directors of Cimarex Energy Co. (the “Company”) appointed Lisa A. Stewart as a new director of the Company.   Also effective October 30, 2015, Ms. Stewart was appointed to serve on the Audit Committee of the Board of Directors.  Ms. Stewart will stand for election by the shareholders at Cimarex’s annual meeting held in 2016.  The Board determined from Ms. Stewart’s qualifications and experience that she meets the New York Stock Exchange’s standards of being financially literate.

Ms. Stewart is Chairman and Chief Investment Officer of Sheridan Production Partners, a privately-owned oil and gas operating company she founded in 2007.  Ms. Stewart served as a director on the board of Talisman Energy, Inc., a public Canadian oil and gas exploration and production company traded on the New York Stock Exchange and Toronto Stock Exchange, from 2009 until its acquisition in May 2015.  Prior to 2007, Ms. Stewart served as Executive Vice President of El Paso Corporation and President of El Paso E&P from 2004 to 2006.  From 1984 to 2004, Ms. Stewart served as Executive Vice President of Apache Corporation with responsibility in various departments of Apache, which included reservoir engineering, business development, land, environmental, health and safety and corporate purchasing.  Ms. Stewart’s over 30 years of experience in the oil and gas industry and extensive leadership roles are key attributes that make her well qualified to serve as a director of the Company.

As a non-employee director, Ms. Stewart will be entitled to receive director compensation, which includes an annual retainer, meeting attendance fees  and equity in the form of restricted stock, previously approved by our Compensation and Governance Committee, which will be paid on a pro rata basis until her election by the shareholders in 2016.  As a result of the proration, on the effective date of her appointment as a director Ms. Stewart will receive $43,750 of the $75,000 annual retainer and 889 shares of restricted stock having a value of $105,000 of the $180,000 annual restricted share grant.  A copy of the form of award agreement is furnished as Exhibit 10.2 to this Current Report on Form 8-K.

The Company and Ms. Stewart also agreed to enter into an indemnification agreement in the form entered into with other directors and officers of the Company.  The form of this agreement is incorporated by reference into this Form 8-K.

ITEM 7.01                                  REGULATION FD DISCLOSURE

On November 2, 2015, the Company issued a press release concerning the election of Lisa A. Stewart as a director.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

D.                                    Exhibits

Exhibit No.	Description

10.1

Form of Indemnification Agreement between Cimarex Energy Co. and each of its executive officers and directors. [Incorporated by references to Exhibit 10.20 to the Annual Report on Form 10-K for the year ended December 31, 2012 filed on February 26, 2013 (Commission File No. 001-31446).]

10.2	Form of Notice of Grant of Restricted Stock (Director) and Award Agreement

99.1	Cimarex News Release, dated November 2, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: November 2, 2015	By:	/s/ Francis B. Barron
Francis B. Barron,
Senior Vice President—General Counsel,
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Form of Indemnification Agreement between Cimarex Energy Co. and each of its executive officers and directors. [Incorporated by references to Exhibit 10.20 to the Annual Report on Form 10-K for the year ended December 31, 2012 filed on February 26, 2013 (Commission File No. 001-31446).]

10.2	Form of Notice of Grant of Restricted Stock (Director) and Award Agreement

99.1	Cimarex News Release, dated November 2, 2015